Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13G to which this Joint Filing Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Date: February 14, 2014	BROOKFIELD ASSET MANAGEMENT INC.

	By:	/s/ A. J. Silber
		Name:	A. J. Silber
		Title:	Vice President, Legal Affairs

PARTNERS LIMITED

	By:	/s/ Derek Gorgi
		Name:	Derek Gorgi
		Title:	Assistant Secretary

BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

	By:	/s/ Jane Sheere
		Name:	Jane Sheere
		Title:	Secretary

BROOKFIELD OFFICE PROPERTIES INC.

	By:	/s/ Michelle L. Campbell
		Name:	Michelle L. Campbell
		Title:	Vice President, Compliance